UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 11, 2008

Broadcom Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-23993	33-0480482
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5300 California Avenue, Irvine, California		92617
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 926-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 11, 2008, Bret W. Johnsen resigned from the positions of Vice President and Corporate Controller of Broadcom Corporation, and from his position as Principal Accounting Officer of Broadcom, as well as from his positions as an officer and/or director of various Broadcom subsidiaries, effective June 16, 2008. Mr. Johnsen has agreed to remain at Broadcom through June 27, 2008 to assist in an orderly transition of his duties to his successor.

Mr. Johnsen is leaving Broadcom voluntarily to join Mindspeed Technologies, Inc. as its Senior Vice President and Chief Financial Officer. There are no disagreements between Mr. Johnsen and Broadcom, and his departure from the company is an amicable one.

(c) On June 16, 2008, the Board of Directors of Broadcom Corporation elected Robert L. Tirva as Vice President and Corporate Controller, and designated him as Principal Accounting Officer, effective as of that date.

Mr. Tirva, 42, joined Broadcom as a Controller in October 2000. From October 2000 through October 2003 Mr. Tirva served as Controller for various lines of business within Broadcom. He was appointed Director of Finance—Broadband Communications Group in October 2003 and was promoted to Senior Director of Finance—Broadband Communications Group in May 2005. Most recently he served as Vice President, Finance, responsible for financial planning and analysis and business processes. Prior to joining Broadcom, Mr. Tirva served in various financial positions at International Business Machines Corporation, most recently as Finance and Planning Manager—Business Innovation Services. Before joining IBM, he served as an Advanced Staff Accountant at Ernst & Young LLP. He received a B.B.A. in Accounting from the University of Notre Dame and his M.B.A from the Yale School of Management. Mr. Tirva is a certified public accountant licensed in Illinois, but is not engaged in public practice.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Broadcom Corporation

June 16, 2008	By:	Eric K. Brandt

Name: Eric K. Brandt
Title: Senior Vice President and Chief Financial Officer